PROSPECTUS

                                         Filed pursuant to Rule 424(b)(3)
                                         File Nos. 333-25829
                                                   333-25829-01


                             U. S. BANCORP CAPITAL I

                              OFFER TO EXCHANGE ITS
                       8.27% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       8.27% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
               UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                  U. S. BANCORP

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
               YORK CITY TIME, ON JULY 21, 1997, UNLESS EXTENDED.
                          ----------------------------

      U. S. Bancorp Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $300,000,000 aggregate Liquidation Amount of its 8.27% Capital Securities, Series B (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.27% Capital Securities, Series A (the "Old Capital Securities"), of which $300,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, U. S. Bancorp, an Oregon corporation, is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the New Capital Securities (the "New Guarantee") for a like guarantee in respect of the Old Capital Securities (the "Old Guarantee") and (ii) all of its 8.27% Junior Subordinated Deferrable Interest Debentures due December 15, 2026, to be
                                               (Continued on the following page)

      SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                          ----------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 20, 1997.

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issued pursuant to an indenture to be entered into between U. S. Bancorp and The
First National Bank of Chicago, as trustee (the "New Junior Subordinated Debentures") for a like aggregate principal amount of its 8.27% Junior
Subordinated Deferrable Interest Debentures due December 15, 2026, issued pursuant to an Indenture dated December 24, 1996, between U. S. Bancorp and The First National Bank of Chicago, as trustee (the "Old Junior Subordinated Debentures"). The New Guarantee and New Junior Subordinated Debentures have also been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

      The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon, in each case in connection with the Exchange Offer. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of U. S. Bancorp and the Trust under the Registration Rights Agreement dated as of December 24, 1996 (the "Registration Rights Agreement") among U. S. Bancorp, the Trust and Goldman Sachs & Co., Lehman Brothers Inc., and Salomon Brothers Inc (the "Initial Purchasers"). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

      The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. U. S. Bancorp is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on December 15, 2026, subject to
U. S. Bancorp's right to shorten the maturity (the "Stated Maturity"). See "Description of New Securities--Description of New Capital Securities--Right to Shorten Maturity." The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." The Capital Securities are issuable, and may be held or transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Accordingly, any holder must own at least 100 Capital Securities. Any transfer, sale or other disposition of New Capital Securities in a block having a Liquidation Amount of less than $100,000, or resulting in a holder's holding New Capital Securities in a block having a Liquidation Amount of less than $100,000, will be deemed to be void and of no legal effect whatsoever.

      As used herein, (i) the "New Indenture" means the indenture to be entered into between U. S. Bancorp and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"), as amended and supplemented from time to time, relating to the New Junior Subordinated Debentures, (ii) the "Old Indenture" means the Indenture, dated as of December 24, 1996, as amended and supplemented from time to time, between U. S. Bancorp and The First National Bank of Chicago, as Debenture Trustee,




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relating  to the Old  Junior  Subordinated  Debentures,  and  (iii)  the  "Trust
Agreement" means the Amended and Restated Trust Agreement, dated as of December 24, 1996, among U. S. Bancorp, as Depositor, the First National Bank of Chicago as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures, (ii) the term "Indenture includes the Old Indenture and the New Indenture, and (iii) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

      Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from June 15, 1997, and payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1997, at the annual rate of 8.27% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). Subject to certain exceptions, as described herein, U. S. Bancorp has the right to defer payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, U. S. Bancorp may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and U. S. Bancorp will not be permitted, subject to certain exceptions described herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, U. S. Bancorp's capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.27% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See
"Description of New Securities--Description of New Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      Through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture, and the Expense Agreement (as defined herein), taken together, U. S. Bancorp has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the Expense Agreement--Full and Unconditional Guarantee." The Old Guarantee guarantees, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Capital Securities, but in each case only to the extent that the Trust holds funds on hand available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of New Guarantee." If U. S. Bancorp fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have funds sufficient to make such payments. In such event, a holder of Capital Securities may institute a legal proceeding directly against U. S. Bancorp to enforce its rights in respect of such payment. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of New Capital Securities." The obligations of U.
S. Bancorp under the Guarantee and the Junior Subordinated Debentures will be

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unsecured and  subordinate and junior in right of payment to all Senior Debt (as
defined  in   "Description   of  New   Securities--Description   of  New  Junior
Subordinated Debentures--Subordination") of U. S. Bancorp.

      The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or their earlier redemption. Subject to U. S. Bancorp having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to their Stated Maturity at the option of U. S. Bancorp (i) on or after December 15, 2006, in whole at any time or in part from time to time or
(ii) in whole (but not in part), at any time within 90 days following the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein). For a description of redemption prices for the Capital
Securities pursuant to clause (i) or (ii) above, see "Description of New Securities--Description of New Capital Securities--Redemption."

      Under certain circumstances in which a Tax Event would otherwise occur, U.
S. Bancorp also has the right, subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than June 24, 2016, which will result in redemption of the Capital Securities as of such earlier maturity. See "Description of New Securities--Description of New Capital Securities--Right to Shorten Maturity."

      U. S. Bancorp, as the holder of the outstanding Common Securities, has the right at any time to terminate the Trust, subject to U. S. Bancorp having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of the termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law and subject to the Expense Agreement, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Termination."

                          ----------------------------

      The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither U. S. Bancorp nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, U. S. Bancorp and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate", as such term is defined in Rule 405 under the Securities Act (an "Affiliate"), of U. S. Bancorp or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be

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able to rely on the  interpretations of the staff of the Division of Corporation
Finance of the Commission set forth in the above-mentioned interpretive letters,
(b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of U. S. Bancorp or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, U. S. Bancorp and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to U. S. Bancorp and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, U. S. Bancorp and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, U. S. Bancorp and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify
U. S. Bancorp or the Trust, or cause U. S. Bancorp or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may

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be given in the space  provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "The Exchange Offer--Exchange Agent and Information Agent." Any Participating Broker-Dealer who is an Affiliate of U. S. Bancorp or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from U.
S. Bancorp or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until U. S. Bancorp or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or U. S. Bancorp or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If U. S. Bancorp or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which U. S. Bancorp or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

      Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. U. S. Bancorp and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion in The Nasdaq Stock Market, the Electronic Securities Market operated by the National Association of Securities Dealers, Inc. ("NASDAQ").

      Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither U. S. Bancorp nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."





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      THIS  PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL  CONTAIN  IMPORTANT
INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THE PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

      Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on July 21, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by U. S. Bancorp or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by U. S. Bancorp or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof; provided that, if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. U. S. Bancorp has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive any further Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after June 15, 1997. Accordingly, holders of New Capital Securities as of the record date for payment of Distributions on December 15, 1997, will be entitled to receive Distributions accumulated from and after June 15, 1997. See "The Exchange Offer--Distributions on New Capital Securities."

      Neither U. S. Bancorp nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                          ----------------------------

                          ----------------------------

      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY U. S. BANCORP OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF U. S. BANCORP OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------

                                TABLE OF CONTENTS
                                                                          Page

Available Information .......................................................8
Incorporation of Certain Documents by Reference..............................9
Summary.....................................................................10
Risk Factors................................................................17
U. S. Bancorp Capital I.....................................................23
U. S. Bancorp...............................................................23
Certain Regulatory Considerations...........................................24
Ratio of Earnings to Fixed Charges..........................................25
Use of Proceeds.............................................................25
Capitalization..............................................................26
The Exchange Offer..........................................................27
Description of New Securities...............................................37
Description of Old Securities...............................................63
Relationship Among the New Capital Securities, the New Junior Subordinated
  Debentures, the New Guarantee and the Expense Agreement...................64
Certain Federal Income Tax Consequences.....................................65
Certain ERISA Considerations................................................69
Plan of Distribution........................................................70
Validity of New Securities..................................................71
Experts.....................................................................71

                              AVAILABLE INFORMATION

      U. S. Bancorp is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

      No separate  financial  statements of the Trust have been included herein.
U. S. Bancorp and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "U. S. Bancorp Capital I" and "Description of New Securities." In addition, U. S. Bancorp does not expect that the Trust will file reports under the Exchange Act with the Commission.

      This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by U. S. Bancorp and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to U. S. Bancorp, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by U. S. Bancorp with the Commission are incorporated into this Prospectus by reference:

      1. U. S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996;

      2. U. S. Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

      3. U. S. Bancorp's Current Reports on Form 8-K dated March 26, 1997 and June 17, 1997.

      All documents subsequently filed by U. S. Bancorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. U. S. Bancorp will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, U. S. Bancorp, P.O. Box 8837, Portland, Oregon 97208. Telephone requests may be directed to Investor Relations at (503) 275-5834.

                                     SUMMARY

      The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information appearing elsewhere in this Prospectus.

                                  U. S. BANCORP

      U. S. Bancorp is a regional multi-bank holding company headquartered in Portland, Oregon. At December 31, 1996, U. S. Bancorp was the 26th largest bank holding company in the United States with consolidated total assets of $33.3 billion. U. S. Bancorp is engaged in a general retail and commercial banking business in the states of Oregon, Washington, Idaho, California, Nevada, and Utah through its banking subsidiaries. Other subsidiaries of U. S. Bancorp provide financial services related to banking including lease financing, consumer and commercial finance, discount brokerage, investment advisory services, and insurance agency and credit life insurance services.

      On March 20, 1997, U. S. Bancorp and First Bank System Inc. ("FBS") announced the signing of a definitive agreement for FBS to acquire U. S. Bancorp for stock valued at approximately $9 billion. The resulting company, which will be called U. S. Bancorp and will be headquartered in Minneapolis, Minnesota, will create the 14th largest banking organization in the United States based on combined assets of approximately $70 billion. The combined company will serve nearly 4 million households and 475,000 businesses in 17 contiguous states. The merger is subject to regulatory and shareholder approvals and is expected to close in the third quarter of 1997. Pro forma financial statements reflecting the pending merger are incorporated herein by reference to U. S. Bancorp's Current Report on Form 8-K dated June 17, 1997. See "Incorporation of Certain Documents by Reference."

                             U. S. BANCORP CAPITAL I

      The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State and governed by the Trust Agreement. The Trust's business and affairs are conducted by its trustees: currently, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of U. S. Bancorp. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures and the right to reimbursement under the Expense Agreement are and will continue to be the sole assets of the Trust, and payments under the Junior Subordinated Debentures and the Expense Agreement will be the sole source of revenues of the Trust. All of the Common Securities are owned by
U. S. Bancorp.

                               THE EXCHANGE OFFER

The Exchange Offer. . . . . . .     Up  to  $300,000,000  aggregate  Liquidation
                                    Amount of New Capital  Securities  are being
                                    offered  in  exchange  for a like  aggregate
                                    Liquidation    Amount    of   Old    Capital
                                    Securities.  Old Capital  Securities  may be
                                    tendered for exchange in whole or in part in
                                    a   Liquidation   Amount  of  $100,000  (100
                                    Capital Securities) or any integral multiple
                                    of $1,000 (one  Capital  Security) in excess
                                    thereof;  provided  that, if any Old Capital
                                    Securities  are  tendered  for  exchange  in
                                    part,  the  untendered   Liquidation  Amount
                                    thereof must be $100,000 (100 Capital

                                    Securities)  or  any  integral  multiple  of
                                    $1,000  (one  Capital  Security)  in  excess
                                    thereof.  U. S.  Bancorp  and the  Trust are
                                    making  the  Exchange   Offer  in  order  to
                                    satisfy   their    obligations   under   the
                                    Registration  Rights  Agreement  relating to
                                    the   Old   Capital   Securities.    For   a
                                    description  of the procedures for tendering
                                    Old Capital  Securities,  see "The  Exchange
                                    Offer--Procedures  for Tendering Old Capital
                                    Securities."

Expiration Date. . .  . . . . .     5:00  p.m.,  New York  City time on July 21,
                                    1997, unless the Exchange Offer is extended by U. S. Bancorp or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange
 Offer. . . . . . . . . . . . .     The  Exchange  Offer is  subject  to certain
                                    conditions,  which  may be  waived  by U. S.
                                    Bancorp   and  the   Trust  in  their   sole
                                    discretion.   The  Exchange   Offer  is  not
                                    conditioned  upon  any  minimum  Liquidation
                                    Amount  of  Old  Capital   Securities  being
                                    tendered.    See   "The   Exchange   Offer--
                                    Conditions to the Exchange Offer."

Offer. . . . . . . . . . . . . .    U. S.  Bancorp  and the  Trust  reserve  the
                                    right in their sole and absolute discretion,
                                    subject to  applicable  law, at any time and
                                    from   time  to  time,   (i)  to  delay  the
                                    acceptance of the Old Capital Securities for
                                    exchange,  (ii) to  terminate  the  Exchange
                                    Offer if certain  specified  conditions have
                                    not  been  satisfied,  (iii) to  extend  the
                                    Expiration  Date of the  Exchange  Offer and
                                    retain all Old Capital  Securities  tendered
                                    pursuant  to the  Exchange  Offer,  subject,
                                    however,  to the  right  of  holders  of Old
                                    Capital   Securities   to   withdraw   their
                                    tendered Old Capital Securities,  or (iv) to
                                    waive any  condition or otherwise  amend the
                                    terms of the Exchange  Offer in any respect.
                                    See  "The  Exchange   Offer--Terms   of  the
                                    Exchange Offer."

Withdrawal Rights. . . . . . . .    Tenders  of Old  Capital  Securities  may be
                                    withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange
                                    Agent (as defined below) in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering Old
 Capital Securities. . . . . . .    Brokers,  dealers,  commercial banks,  trust
                                    companies  and other  nominees  who hold Old
                                    Capital  Securities  through The  Depository
                                    Trust Company  ("DTC") may effect tenders by
                                    book-entry transfer in accordance with DTC's
                                    Automated  Tender  Offer  Program  ("ATOP").
                                    Holders  of  such  Old  Capital   Securities
                                    registered in the name of a broker,  dealer,
                                    commercial  bank,  trust  company  or  other
                                    nominee  are urged to  contact  such  person
                                    promptly  if they wish to tender Old Capital
                                    Securities.   In  order   for  Old   Capital
                                    Securities  to be  tendered by a means other
                                    than by book-  entry  transfer,  a Letter of
                                    Transmittal  must be completed and signed in
                                    accordance with the  instructions  contained
                                    therein.  The Letter of Transmittal  and any
                                    other  documents  required  by the Letter of
                                    Transmittal   must  be   delivered   to  the
                                    Exchange Agent by mail, facsimile, hand
                                    delivery  or  overnight  courier  and either
                                    such   Old   Capital   Securities   must  be
                                    delivered to the Exchange Agent or specified
                                    procedures for  guaranteed  delivery must be
                                    complied    with.    See    "The    Exchange
                                    Offer--Procedures  for Tendering Old Capital
                                    Securities."

                                    Letters  of  Transmittal  and   certificates
                                    representing Old Capital Securities should not be sent to U. S. Bancorp or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital
 Securities. . . . . . . . . . .    U. S.  Bancorp  and the Trust are making the
                                    Exchange  Offer in reliance on the  position
                                    of the staff of the Division of  Corporation
                                    Finance  of the  Commission  as set forth in
                                    certain  interpretive  letters  addressed to
                                    third   parties   in   other   transactions.
                                    However, neither U. S. Bancorp nor the Trust
                                    has sought its own  interpretive  letter and
                                    there can be no assurance  that the staff of
                                    the Division of  Corporation  Finance of the
                                    Commission     would    make    a    similar
                                    determination  with  respect to the Exchange
                                    Offer as it has in such interpretive letters
                                    to   third    parties.    Based   on   these
                                    interpretations by the staff of the Division
                                    of  Corporation  Finance of the  Commission,
                                    and subject to the two immediately following
                                    sentences,  U.  S.  Bancorp  and  the  Trust
                                    believe that New Capital  Securities  issued
                                    pursuant to this Exchange  Offer in exchange
                                    for Old  Capital  Securities  may be offered
                                    for resale, resold and otherwise transferred
                                    by a holder thereof (other than a holder who
                                    is   a   broker-dealer)    without   further
                                    compliance   with   the   registration   and
                                    prospectus  delivery   requirements  of  the
                                    Securities  Act,   provided  that  such  New
                                    Capital   Securities  are  acquired  in  the
                                    ordinary  course of such  holder's  business
                                    and that such  holder is not  participating,
                                    and has no arrangement or understanding with
                                    any person to participate, in a distribution
                                    (within the meaning of the  Securities  Act)
                                    of such New Capital Securities. However, any
                                    holder of Old Capital  Securities  who is an
                                    Affiliate  of U. S.  Bancorp or the Trust or
                                    who intends to  participate  in the Exchange
                                    Offer for the  purpose of  distributing  the
                                    New Capital Securities, or any broker-dealer
                                    who  purchased  the Old  Capital  Securities
                                    from the Trust for resale  pursuant  to Rule
                                    144A or any other available  exemption under
                                    the Securities  Act, (a) will not be able to
                                    rely on the  interpretations of the staff of
                                    the Division of  Corporation  Finance of the
                                    Commission set forth in the  above-mentioned
                                    interpretive   letters,   (b)  will  not  be
                                    permitted  or  entitled  to tender  such Old
                                    Capital Securities in the Exchange Offer and
                                    (c) must  comply with the  registration  and
                                    prospectus  delivery   requirements  of  the
                                    Securities  Act in connection  with any sale
                                    or  other   transfer  of  such  Old  Capital
                                    Securities unless such sale is made pursuant
                                    to an exemption from such  requirements.  In
                                    addition,   as  described   below,   if  any
                                    broker-dealer  holds Old Capital  Securities
                                    acquired  for its own account as a result of
                                    market-  making or other trading  activities
                                    and  exchanges  such Old Capital  Securities
                                    for  New  Capital   Securities,   then  such
                                    broker- dealer must deliver a prospectus meeting the requirements of the Securities
                                    Act in connection with any resales of such New Capital Securities.

                                    Each  holder of Old Capital  Securities  who
                                    wishes to exchange  Old  Capital  Securities
                                    for New Capital  Securities  in the Exchange
                                    Offer will be required to represent that (i)
                                    it is not an  Affiliate  of U. S. Bancorp or
                                    the Trust,  (ii) any New Capital  Securities
                                    to be received  by it are being  acquired in
                                    the ordinary  course of its business,  (iii)
                                    it has no arrangement or understanding  with
                                    any person to  participate in a distribution
                                    (within the meaning of the  Securities  Act)
                                    of such New Capital Securities,  and (iv) if
                                    such  holder  is not a  broker-dealer,  such
                                    holder  is not  engaged  in,  and  does  not
                                    intend to engage in, a distribution  (within
                                    the meaning of the  Securities  Act) of such
                                    New Capital  Securities.  Each broker-dealer
                                    that receives New Capital Securities for its
                                    own account  pursuant to the Exchange  Offer
                                    must  acknowledge  that it acquired  the Old
                                    Capital  Securities  for its own  account as
                                    the result of  market-making  activities  or
                                    other trading activities and must agree that
                                    it will  deliver a  prospectus  meeting  the
                                    requirements   of  the   Securities  Act  in
                                    connection  with  any  resale  of  such  New
                                    Capital    Securities.    The    Letter   of
                                    Transmittal states that, by so acknowledging
                                    and   by   delivering   a   prospectus,    a
                                    broker-dealer  will not be  deemed  to admit
                                    that  it  is  an  "underwriter"  within  the
                                    meaning of the Securities  Act. Based on the
                                    position  taken by the staff of the Division
                                    of Corporation  Finance of the Commission in
                                    the interpretive  letters referred to above,
                                    U. S.  Bancorp  and the Trust  believe  that
                                    Participating  Broker-Dealers  who  acquired
                                    Old   Capital   Securities   for  their  own
                                    accounts   as  a  result  of   market-making
                                    activities or other trading  activities  may
                                    fulfill    their     prospectus     delivery
                                    requirements with respect to the New Capital
                                    Securities  received  upon  exchange of such
                                    Old  Capital   Securities  (other  than  Old
                                    Capital Securities which represent an unsold
                                    allotment  from the original sale of the Old
                                    Capital   Securities)   with  a   prospectus
                                    meeting the  requirements  of the Securities
                                    Act,  which may be the  prospectus  prepared
                                    for an exchange offer so long as it contains
                                    a  description  of the plan of  distribution
                                    with  respect  to the  resale  of  such  New
                                    Capital   Securities.    Accordingly,   this
                                    Prospectus,   as  it  may  be   amended   or
                                    supplemented  from time to time, may be used
                                    by   a   Participating    Broker-Dealer   in
                                    connection   with  resales  of  New  Capital
                                    Securities  received  in  exchange  for  Old
                                    Capital  Securities  where such Old  Capital
                                    Securities    were    acquired    by    such
                                    Participating   Broker-Dealer  for  its  own
                                    account  as a  result  of  market-making  or
                                    other trading activities. Subject to certain
                                    provisions  set  forth  in the  Registration
                                    Rights  Agreement  and  to  the  limitations
                                    described    below   under   "The   Exchange
                                    Offer--Resales  of New Capital  Securities,"
                                    U. S. Bancorp and the Trust have agreed that
                                    this  Prospectus,  as it may be  amended  or
                                    supplemented  from time to time, may be used
                                    by   a   Participating    Broker-Dealer   in
                                    connection with resales of such New Capital

                                    Securities  for a  period  ending  180  days
                                    after  the   Expiration   Date  (subject  to
                                    extension      under     certain     limited
                                    circumstances) or, if earlier, when all such
                                    New Capital Securities have been disposed of
                                    by  such  Participating  Broker-Dealer.  See
                                    "Plan of  Distribution."  Any  Participating
                                    Broker-Dealer which is an Affiliate of U. S.
                                    Bancorp  or the  Trust  may not rely on such
                                    interpretive  letters  and must  comply with
                                    the  registration  and  prospectus  delivery
                                    requirements   of  the   Securities  Act  in
                                    connection with any resale transaction.  See
                                    "The Exchange  Offer--Resales of New Capital
                                    Securities."

Exchange Agent. . . . . . . . .     The  exchange  agent  with  respect  to  the
                                    Exchange Offer is The First National Bank of
                                    Chicago (the "Exchange Agent"). The address,
                                    and telephone and facsimile numbers,  of the
                                    Exchange   Agent   are  set  forth  in  "The
                                    Exchange     Offer--Exchange    Agent    and
                                    Information Agent" and in the Letter of Transmittal.

Use of Proceeds. . . . . . . . .    Neither  U. S.  Bancorp  nor the Trust  will
                                    receive any cash  proceeds from the issuance
                                    of  the  New  Capital   Securities   offered
                                    hereby. See "Use of Proceeds."

Certain Federal Income
 Tax Consequences; ERISA
 Considerations. . . . . . . . .    Holders  of Old  Capital  Securities  should
                                    review  the   information  set  forth  under
                                    "Certain Federal Income Tax Consequences" and "Certain ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered. . . . . . .     Up  to  $300,000,000  aggregate  Liquidation
                                    Amount of the Trust's New Capital Securities
                                    which   have  been   registered   under  the
                                    Securities  Act  (Liquidation  Amount $1,000
                                    per New Capital  Security).  The New Capital
                                    Securities   will  be  issued  and  the  Old
                                    Capital  Securities  were  issued  under the
                                    Trust Agreement.  The New Capital Securities
                                    and any Old Capital  Securities which remain
                                    outstanding   after   consummation   of  the
                                    Exchange  Offer  will  vote  together  as  a
                                    single  class for  purposes  of  determining
                                    whether holders of the requisite  percentage
                                    in  outstanding  Liquidation  Amount thereof
                                    have  taken  certain  actions  or  exercised
                                    certain  rights  under the Trust  Agreement.
                                    See   "Description   of   New   Securities--
                                    Description  of  New  Capital   Securities--
                                    Voting   Rights;   Amendment  of  the  Trust
                                    Agreement."  The  terms  of the New  Capital
                                    Securities  are  identical  in all  material
                                    respects  to the  terms  of the Old  Capital
                                    Securities,  except  that  the  New  Capital
                                    Securities  have been  registered  under the
                                    Securities  Act,  will  not  be  subject  to
                                    certain  restrictions on transfer applicable
                                    to the Old Capital  Securities  and will not
                                    provide for any increase in the Distribution
                                    rate thereon in connection with the Exchange
                                    Offer. See "The Exchange  Offer--Purpose  of
                                    the  Exchange  Offer,"  "Description  of New
                                    Securities"   and    "Description   of   Old
                                    Securities."

Distribution Dates. . . . . . .     June  15  and  December  15  of  each  year,
                                    commencing December 15, 1997.

Extension Periods. . . . . . . .    Distributions on the New Capital  Securities
                                    will be  deferred  for the  duration  of any
                                    Extension  Period  elected by U. S.  Bancorp
                                    with  respect to the  payment of interest on
                                    the New Junior Subordinated  Debentures.  No
                                    Extension  Period will exceed 10 consecutive
                                    semi-  annual  periods or extend  beyond the
                                    Stated    Maturity   of   the   New   Junior
                                    Subordinated Debentures (December 15, 2026).
                                    There  is no  limitation  on the  number  of
                                    times that U. S.  Bancorp may elect to begin
                                    an  Extension  Period.  During an  Extension
                                    Period,  U. S. Bancorp will not be permitted
                                    to pay any cash  distributions  with respect
                                    to its capital  stock or take certain  other
                                    actions, subject to certain exceptions.  See
                                    "Description of New  Securities--Description
                                    of       New       Junior       Subordinated
                                    Debentures--Option    to   Defer    Interest
                                    Payments"  and "Certain  Federal  Income Tax
                                    Consequences--Interest  Income and  Original
                                    Issue Discount."

Ranking. . . . . . . . . . . . .    The New  Capital  Securities  will rank pari
                                    passu, and payments thereon will be made pro
                                    rata,  with the Old Capital  Securities  and
                                    the Common  Securities  except as  described
                                    under        "Description       of       New
                                    Securities--Description   of   New   Capital
                                    Securities--Subordination      of     Common
                                    Securities."  The  New  Junior  Subordinated
                                    Debentures will rank pari passu with the Old
                                    Junior  Subordinated  Debentures and will be
                                    unsecured  and  subordinate  and  junior  in
                                    right of  payment  to the  extent and in the
                                    manner set forth in the New Indenture to all
                                    Senior   Debt  (as  defined   herein).   See
                                    "Description of New  Securities--Description
                                    of       New       Junior       Subordinated
                                    Debentures--Subordination."      The     New
                                    Guarantee  will rank pari passu with the Old
                                    Guarantee  and will  constitute an unsecured
                                    obligation  of U. S.  Bancorp  and will rank
                                    subordinate  and  junior in right of payment
                                    to the extent and in the manner set forth in
                                    the  Guarantee  Agreement to be entered into
                                    between U. S. Bancorp and The First National
                                    Bank of Chicago,  as trustee (the "Guarantee
                                    Agreement").   See   "Description   of   New
                                    Securities--Description of New Guarantee."

Redemption. . . . . . . . . . .     The  Trust   Securities   are   subject   to
                                    mandatory   redemption  (i)  at  the  Stated
                                    Maturity   upon   repayment  of  the  Junior
                                    Subordinated        Debentures,         (ii)
                                    contemporaneously    with    the    optional
                                    redemption  at any time in whole (but not in
                                    part)  by  U.  S.   Bancorp  of  the  Junior
                                    Subordinated  Debentures upon the occurrence
                                    and  continuation  of a Tax Event or Capital
                                    Treatment  Event and (iii) at any time on or
                                    after  December 15, 2006,  contemporaneously
                                    with  the  optional   redemption  by  U.  S.
                                    Bancorp in whole at any time or in part from
                                    time  to  time  of the  Junior  Subordinated
                                    Debentures,  in each case at the  applicable
                                    Redemption  Price.  See  "Description of New
                                    Securities--Description   of   New   Capital
                                    Securities--Redemption."

Shorten Maturity. . . . . . . .     Under   certain   circumstances   upon   the
                                    occurrence of a Tax Event, U. S. Bancorp has
                                    the right to  shorten  the  maturity  of the
                                    Junior Subordinated Debentures to a date not
                                    earlier  than  June  24,  2016,  which  will
                                    result   in   redemption   of  the   Capital
                                    Securities as of such earlier maturity.  See
                                    "Description of New Securities-- Description of New Capital Securities-- Right to Shorten
                                    Maturity."

Ratings. . . . . . . . . . . . .    The New Capital  Securities  are expected to
                                    be rated "a2" by Moody's Investors  Service,
                                    Inc. and "BBB+" by Standard & Poor's Ratings
                                    Services.   A  security   rating  is  not  a
                                    recommendation   to   buy,   sell   or  hold
                                    securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Transfer Restrictions. . . . . .    The New Capital Securities are issuable, and
                                    may be transferred, only in blocks having a Liquidation Amount of not less than $100,000
                                    (100 New Capital Securities). Any transfer, sale or other disposition of New Capital
                                    Securities  in a block having a  Liquidation
                                    Amount of less than $100,000, or resulting in a holder's holding New Capital Securities in a block having a Liquidation Amount of less than $100,000, will be deemed to be void and of no legal effect whatsoever.

Absence of Market for
 the New Capital Securities. . .    The  New  Capital  Securities  will be a new
                                    issue  of   securities   for   which   there
                                    currently is no market.  Accordingly,  there
                                    can be no assurance as to the development or
                                    liquidity  of any market for the New Capital
                                    Securities.  The Trust and U. S.  Bancorp do
                                    not  intend to apply for  listing of the New
                                    Capital   Securities   on   any   securities
                                    exchange  or for  inclusion  in NASDAQ.  See
                                    "Plan of Distribution."

                                  RISK FACTORS

      Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters in connection with the Exchange Offer and the New Capital Securities offered hereby.

RANKING  OF  SUBORDINATED   OBLIGATIONS  UNDER  THE  GUARANTEE  AND  THE  JUNIOR
SUBORDINATED DEBENTURES

      The obligations of U. S. Bancorp under the Guarantee issued by U. S. Bancorp for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of U. S. Bancorp. At March 31, 1997, the aggregate principal amount of outstanding Senior Debt of U. S. Bancorp was approximately $604 million. Because U. S. Bancorp is a bank holding company, its rights and the rights of its creditors to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors in the case of bank subsidiaries), except to the extent that U. S. Bancorp may itself be a creditor with recognized claims against that subsidiary. At March 31, 1997, the subsidiaries of U. S. Bancorp had total liabilities (excluding liabilities owed to U. S. Bancorp) of approximately $29 billion. There are also various legal limitations on the extent to which certain of U. S. Bancorp's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, U. S. Bancorp or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of U. S. Bancorp's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of U. S. Bancorp for payments on the Junior Subordinated Debentures and the Guarantee. See "Certain Regulatory Considerations." None of the Indenture, the Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by U. S. Bancorp. See "Description of New
Securities--Description of New Guarantee--Status of New Guarantee" and "--Description of New Junior Subordinated Debentures--Subordination."

      The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon U. S. Bancorp making payments on the Junior Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

      So long as no event of default under the Indenture has occurred and is continuing, U. S. Bancorp has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.27% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period.

      Prior to the termination of any such Extension Period, U. S. Bancorp may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.27%, compounded semi-annually from the interest payment date for such interest, to the extent permitted by applicable law), U. S. Bancorp may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that U. S. Bancorp may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital

Securities--Distributions"   and  "--Description  of  New  Junior   Subordinated
Debentures--Option to Defer Interest Payments."

      Should an Extension Period occur, a holder of Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will be required to include such income in gross income for United
States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities."

      U. S. Bancorp has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should U.
S. Bancorp elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected adversely. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of U. S. Bancorp's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

      Upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event, U. S. Bancorp has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities. The exercise of such right is subject to U. S. Bancorp having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

      In addition, if the Tax Event relates to the deductibility of interest payable by U. S. Bancorp on the Junior Subordinated Debentures, and if the opinion referred to in the definition of Tax Event states that the risk of nondeductibility would be avoided if the maturity of the Junior Subordinated Debentures were shortened, U. S. Bancorp will have the right to shorten the maturity of the Junior Subordinated Debentures by the amount stated in such opinion to be the minimum extent required in order to avoid such risk, but in no event may U. S. Bancorp shorten the maturity to a Stated Maturity earlier than June 24, 2016. In such event, the Capital Securities would be redeemed as of such earlier Stated Maturity of the Junior Subordinated Debentures. In addition, upon the exercise of the right to shorten the maturity of the Junior Subordinated Debentures, U. S. Bancorp will no longer have the right to redeem the Junior Subordinated Debentures prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of the Junior Subordinated Debentures.

      A "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after December 24, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by U. S. Bancorp on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by U. S. Bancorp in whole or in part, for United

States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      A "Capital Treatment Event" means the reasonable determination by U. S. Bancorp that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after December 24, 1996, there is more than an insubstantial risk that U. S. Bancorp will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to U. S. Bancorp. See "Capitalization."

      On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations had a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation has not yet been introduced by any member of the 105th Congress. If other legislation is enacted by Congress and if it gives rise to a Tax Event, U. S. Bancorp, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, would be permitted to cause a redemption of the Capital Securities prior to December 15, 2006, or to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than June 24, 2016, which would result in the redemption of the Capital Securities on such date. See "Description of New Securities--Description of New Capital Securities--Redemption," "--Description of New Junior Subordinated Debentures--Redemption" and "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

      The holder(s) of all of the outstanding Common Securities will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law and subject to the Expense Agreement, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in exchange therefor upon liquidation of the Trust. The exercise of such right is subject to
U. S. Bancorp having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Termination."

      Under current United States federal income tax law and interpretations and assuming, as expected, that the Trust will not be classified as an association taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Trust should not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur which would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust could be a taxable event to the Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of the Junior Subordinated Debentures to Holders of Capital Securities."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

      There can be no assurance as to the market prices for New Capital Securities or New Junior Subordinated Debentures that may be distributed in exchange for New Capital Securities upon liquidation of the Trust. Accordingly, the New Capital Securities or the New Junior Subordinated Debentures may
trade at a discount from the price that the investor paid to purchase the New Capital Securities offered hereby. As a result of the existence of U. S. Bancorp's right to defer interest payments, the market price of the New Capital Securities (which represent preferred undivided beneficial interests in the Trust) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

      The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and
(b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities after payment of creditors of the Trust as required by applicable law and subject to the Expense Agreement. The First National Bank of Chicago will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The First National Bank of Chicago will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee, and First Chicago Delaware Inc. will act as Delaware Trustee under the Trust Agreement.

      The Guarantee is subordinate as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated
Debentures" above.

      The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against U. S. Bancorp to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If U. S. Bancorp were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture has occurred and is continuing and such event is attributable to the failure of U.
S. Bancorp to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a legal proceeding directly against U. S. Bancorp pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, U. S. Bancorp will have a right of set-off under the Indenture to the extent of any payment made by U. S. Bancorp to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights of Holders of Capital Securities" and "--Debenture Events of Default" and "--Description of New Guarantee." The Trust Agreement and the New Capital Securities provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee, the Expense Agreement and the Indenture.

LIMITED VOTING RIGHTS

      Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder(s) of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees, and the holder(s) of all the outstanding Common Securities, subject to certain conditions, may amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Trust Agreement or to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

      The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital
Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). U. S. Bancorp and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

      The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement."

      Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

ABSENCE OF PUBLIC MARKET

      The Old Capital Securities were issued to, and U. S. Bancorp believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to significant restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of U. S. Bancorp or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or to the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

      If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, U. S. Bancorp's financial results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of U. S. Bancorp, the New Capital Securities may trade at a discount.

      Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates of U. S. Bancorp or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

      Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

                             U. S. BANCORP CAPITAL I

      U. S. Bancorp Capital I (the "Trust") is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State and governed by the Trust Agreement executed by
U. S. Bancorp, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein. The Trust's business and affairs are conducted by its trustees: The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of U. S. Bancorp (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The First National Bank of Chicago will also act as indenture trustee under the Guarantee and the Indenture. The Trust exists for the exclusive purposes of (i) issuing and selling the Capital Securities and Common Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire Junior Subordinated Debentures issued by U. S. Bancorp, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures and the right to reimbursement under the Expense Agreement will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures and the Expense Agreement will be the sole source of revenues of the Trust. All of the Common Securities will be owned by U. S. Bancorp. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of U. S. Bancorp as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." U. S. Bancorp has acquired Common Securities in an aggregate Liquidation Amount equal to more than 3% of the total capital of the Trust. The Trust has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Trust is c/o U. S. Bancorp, 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Corporate Secretary Division, and its telephone number is (503) 275-6111.

      It is anticipated that the Trust will not be subject to the reporting requirements under the Exchange Act.

                                  U. S. BANCORP

      U. S. Bancorp is a regional multi-bank holding company headquartered in Portland, Oregon. At December 31, 1996, U. S. Bancorp was the 26th largest bank holding company in the United States in terms of total assets, with total consolidated assets of $33.3 billion, deposits of $25.0 billion, and total shareholders' equity of $2.7 billion.

      U. S.  Bancorp  is  engaged in a general  retail  and  commercial  banking business in the states of Oregon, Washington, Idaho, California, Nevada, and Utah through its banking subsidiaries. Other subsidiaries of U. S. Bancorp provide financial services related to banking including lease financing, consumer and commercial finance, discount brokerage, investment advisory services, and insurance agency and credit life insurance services. The principal executive offices of U. S. Bancorp are located at 111 S.W. Fifth Avenue, Portland, Oregon 97204, telephone number (503) 275-6111.

      On March 20, 1997, U. S. Bancorp and First Bank System Inc. ("FBS") announced the signing of a definitive agreement for FBS to acquire U. S. Bancorp for stock valued at approximately $9 billion. The resulting company, which will be called U. S. Bancorp and will be headquartered in Minneapolis, Minnesota, will create the 14th largest banking organization in the United States based on combined assets of approximately $70 billion. The combined company will serve nearly 4 million households and 475,000 businesses in 17 contiguous states. The merger is subject to regulatory and shareholder approvals and is expected to close in the third quarter of 1997. Pro forma financial statements reflecting the pending merger are incorporated herein by reference to U. S. Bancorp's Current Report on Form 8-K dated June 17, 1997. See "Incorporation of Certain Documents by Reference."


                        CERTAIN REGULATORY CONSIDERATIONS

GENERAL

      U. S. Bancorp is a legal entity, separate and distinct from its bank subsidiaries. The principal sources of U. S. Bancorp's revenues are dividends and fees from its subsidiaries. There are various legal limitations on the extent to which U. S. Bancorp's bank subsidiaries may extend credit, pay dividends, or otherwise supply funds to U. S. Bancorp or U. S. Bancorp's other affiliates. In particular, U. S. Bancorp's bank subsidiaries are subject to certain restrictions imposed by federal law on extensions of credit to U. S. Bancorp or its affiliates, on investments in stock or other securities thereof and on the taking of such securities as collateral for loans. Such restrictions prohibit U. S. Bancorp or such other affiliates from borrowing from U. S.
Bancorp's bank subsidiaries unless the loans are secured by specified collateral. Further, such secured loans and investments by a U. S. Bancorp bank subsidiary are limited in amount as to U. S. Bancorp or to any other such affiliate to 10% of the bank subsidiary's capital stock and surplus and as to U.
S. Bancorp and all such affiliates to an aggregate of 20% of the bank subsidiary's capital stock and surplus.

      In addition,  there are certain limitations on the payment of dividends to
U. S. Bancorp by its bank subsidiaries. A national bank may not pay dividends in an amount greater than its net profits then on hand after deducting statutory bad debt in excess of the bank's allowance for loan losses. The prior approval of the United States Comptroller of the Currency (the "Comptroller") is required if the total of all dividends declared by a national bank subsidiary in any calendar year will exceed the total of such subsidiary's net profits (as defined by regulation) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or to a fund for the retirement of any preferred stock. As of December 31, 1996, U. S. Bancorp's banking subsidiaries could have declared dividends without approval of the Comptroller of up to an aggregate of $56 million. The payment of dividends by U. S. Bancorp's national bank subsidiaries may be affected by other factors, such as requirements for the maintenance of adequate capital. The Comptroller also has the authority to prohibit a national bank from engaging in what, in the Comptroller's opinion, constitutes an unsafe or unsound practice in conducting its business. The payment of a dividend by a bank could, depending upon the financial condition of such bank and other factors, be construed by the Comptroller to be such an unsafe or unsound practice. The Comptroller has stated that a dividend by a national bank should bear a direct correlation to the level of the bank's current and expected earnings stream, the bank's need to maintain an adequate capital base and the marketplace's perception of the bank and should not be governed by the financing needs of the bank's parent corporation. In addition, the Comptroller has issued a policy statement which provides that national banks should generally pay dividends only out of current operating earnings. U. S. Bancorp's nonbank subsidiaries are also subject to limitations on the payment of dividends. Also, under the Federal Deposit Insurance Corporation Improvement Act of 1991, an FDIC-insured depository institution cannot make a capital distribution (including a payment of dividends) or pay any management fees to its holding company or pay any dividend if it is undercapitalized or if such payment would cause it to become undercapitalized. If the ability of its bank subsidiaries to pay dividends to U. S. Bancorp were to become restricted, U. S. Bancorp would need to rely on alternative means of raising funds to satisfy its cash requirements, which might include, but would not be restricted to, nonbank subsidiary dividends, asset sales or other capital market transactions.

      In  the  event   that  a   depository   institution   subsidiary   becomes
undercapitalized (as that term is defined by the federal bank regulatory agencies), U. S. Bancorp may be required to guarantee compliance by the subsidiary with a capital restoration plan. U. S. Bancorp's aggregate liability under any such guarantee may not exceed the lesser of 5% of the subsidiary's total assets when it became undercapitalized or the amount of the capital deficiency at such time as it fails to comply with the plan.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth U. S. Bancorp's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated.

                                                                        U. S. BANCORP AND SUBSIDIARIES(a)
                                              Three Months Ended March 31,                     Year Ended December 31,
                                            1997       1996                       1996        1995      1994       1993     1992
Ratio of earnings to fixed charges:
  Excluding interest on deposits            3.63x      3.74x                      3.86x       2.72x      2.58x     3.74x     2.77x
  Including interest on deposits            1.71x      1.69x                      1.72x       1.51x      1.48x     1.71x     1.47x
Ratio of earnings to combined
fixed charges and preferred
stock dividends:
  Excluding interest on deposits            3.47x      3.55x                       3.66x       2.61x      2.47x     3.49x     2.70x
  Including interest on deposits            1.70x      1.68x                       1.71x       1.50x      1.47x     1.69x     1.47x

(a) For purposes of computing these ratios, earnings represent consolidated income before income taxes and accounting changes plus consolidated fixed charges, less capitalized interest. Fixed charges represent interest, whether expensed or capitalized, including interest on deposits where indicated, imputed interest on capital leases and approximately one-third of all other rent expense (such amount approximating the interest component of such expense), but excluding interest income on federal funds sold, which approximates interest expense related to federal funds purchased transactions having a purpose other than to fund operations. Preferred stock dividend requirements represent the amount required to cover preferred stock dividends.

                                 USE OF PROCEEDS

      Neither U. S. Bancorp nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

      The proceeds to the Trust (without giving effect to expenses of the offering payable by U. S. Bancorp) from the offering of the Old Capital Securities was $300,000,000. All of the proceeds from the sale of Old Capital Securities was invested by the Trust in the Junior Subordinated Debentures. U.
S. Bancorp intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be used for general corporate purposes, including the potential redemption of U. S. Bancorp's 8-1/8% Cumulative Preferred Stock, Series A (which first becomes redeemable on July 23, 1997) and investments in, or extensions of credit to, U. S. Bancorp's subsidiaries. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to
U. S. Bancorp and its subsidiaries. Pending such application by U. S. Bancorp, such net proceeds have been temporarily invested in short-term interest-bearing securities.

      The Capital Securities will be eligible to qualify as Tier I capital under the capital guidelines of the Federal Reserve.

                                CAPITALIZATION

      The following table sets forth the consolidated capitalization of U. S. Bancorp and its subsidiaries as of March 31, 1997, which reflects the issuance of the Old Securities. The issuance of the New Securities in the Exchange Offer will have no effect on the capitalization of U. S. Bancorp.

                             CAPITALIZATION TABLE

                                                           MARCH 31, 1997
                                                  (DOLLAR AMOUNTS IN MILLIONS)

Long-term debt:

   U. S. Bancorp (parent company only):
   Medium-term notes due 1997-2001                          $  244.8
   Floating rate notes due 1999                                200.0
   8.125% subordinated notes due 2002                          149.5
   7.00% subordinated notes due 2003                           149.8
   6.75% subordinated notes due 2005                           297.0
   7.50% subordinated debentures due 2026                      198.6

   Bank Subsidiaries:
   Bank notes due 1997                                          13.8
   FHLB notes due 1997-2025                                    446.7
   Floating rate notes due 2000                                250.0
                                                            --------
      Total long-term debt                                   1,950.2
                                                            --------

Company-obligated mandatory redeemable
capital securities of subsidiary trust (a)                     300.0

Shareholders' equity:
   Preferred stock, no par value,
      Authorized--50,000,000 shares;
      Issued--6,000,000 shares                                 150.0
   Common stock, $5 par value,
      Authorized--250,000,000 shares;
      Issued--148,175,994 shares                               740.9
   Capital surplus                                             199.5
   Retained earnings                                         1,715.0
   Net unrealized loss on securities available
     for sale, net of tax                                      (23.3)
                                                            --------
      Total shareholders' equity                             2,782.1
                                                            --------

         Total capitalization                               $5,032.3
                                                            ========

(a) As described herein, the sole assets of the Trust will be the Junior Subordinated Debentures issued by U. S. Bancorp to the Trust and the right to reimbursement under the Expense Agreement. The Junior Subordinated Debentures will mature on December 15, 2026. U. S. Bancorp owns all of the Common Securities of the Trust.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

      In connection with the sale of the Old Capital Securities, U. S. Bancorp and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which U. S. Bancorp and the Trust agreed to file and to use their reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for the New Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The Exchange Offer is being made to satisfy the contractual obligations of
U. S. Bancorp and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, and will not provide for an increase in the Distribution rate in the event that a registration statement relating to the Exchange Offer is not filed or declared effective by specified dates. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

      The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company
("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

      Pursuant to the Exchange Offer, promptly after the Expiration Date, U. S. Bancorp will exchange the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

      The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $300,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $300,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof; provided that, if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof.

      The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $300,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

      If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. U.
S. Bancorp will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

      NEITHER U. S. BANCORP, THE BOARD OF DIRECTORS OF U. S. BANCORP NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITION AND REQUIREMENTS.

      The term "Expiration Date" means 5:00 p.m., New York City time, on July 21, 1997 unless the Exchange Offer is extended by U. S. Bancorp or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

      U. S. Bancorp and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by
U. S. Bancorp and the Trust to constitute a material change, or if U. S. Bancorp and the Trust waive a material condition of the Exchange Offer, U. S. Bancorp and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and U. S. Bancorp and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which U. S. Bancorp and the Trust may choose to make any public announcement and subject to applicable law, U. S. Bancorp and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

      Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

      In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. See "--Procedures for Tendering Old Capital Securities--Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and U. S. Bancorp may enforce such Letter of Transmittal against such participant.

      The New Capital Securities will be issued in minimum blocks of at least 100 (representing a minimum of $100,000 aggregate Liquidation Amount) and the New Capital Securities must at all times be held in blocks of at least 100. Any transfer, sale or other disposition of New Capital Securities in a block having a Liquidation Amount of less than $100,000, or resulting in a holder's holding New Capital Securities in a block having a Liquidation Amount of less than $100,000, will be deemed to be void and of no legal effect whatsoever.

      Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

      Pursuant to an Agent's Message or the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

      VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent and Information Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent and Information Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

      DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

      (a) such tenders are made by or through an Eligible Institution;

      (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

      (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

      The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

      DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by U. S. Bancorp and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. U. S. Bancorp and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to U. S. Bancorp and the Trust, be unlawful. U. S. Bancorp and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The interpretation by U. S. Bancorp and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither U. S. Bancorp, the Trust, any affiliates or assigns of U. S. Bancorp or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by U. S. Bancorp and the Trust, proper evidence satisfactory to U. S. Bancorp and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

      The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither U. S. Bancorp nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, U. S. Bancorp and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate of U. S. Bancorp or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of U. S. Bancorp or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, U. S. Bancorp and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to U. S. Bancorp and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, U. S. Bancorp and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, U. S. Bancorp and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify U. S. Bancorp or the Trust, or cause U. S. Bancorp or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent and Information Agent." Any Participating Broker-Dealer who is an Affiliate of U. S. Bancorp or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from U.
S. Bancorp or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until U. S. Bancorp or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or U. S. Bancorp or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If U. S. Bancorp or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which U. S. Bancorp or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

       Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent and Information Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "---Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither U. S. Bancorp, the Trust, any affiliates or assigns of U. S. Bancorp or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

      Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after June 15, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on December 15, 1997, will be entitled to receive Distributions accumulated from and after June 15, 1997.

CONDITIONS TO THE EXCHANGE OFFER

      Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, U. S. Bancorp and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

      (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of U. S. Bancorp or the Trust without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

      (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of U. S. Bancorp or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

      (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of U. S. Bancorp or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval U. S. Bancorp or the Trust, in its sole discretion, deems necessary for the consummation of the Exchange Offer as contemplated hereby.

      If U. S. Bancorp or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, U. S. Bancorp or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT AND INFORMATION AGENT

      The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY REGISTERED OR CERTIFIED MAIL, HAND OR OVERNIGHT DELIVERY:

                       The First National Bank of Chicago
                   c/o First Chicago Trust Company of New York
                                 14 Wall Street
                               8th Floor, Window 2
                            New York, New York 10005
                      Attn: Corporate Trust Administration

                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 240-8801

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 240-8938

      Delivery to other than the above address or facsimile number will not constitute a valid delivery.

      The Information Agent for the Exchange Offer is:

                              D.F. King & Co., Inc.

                           77 Water Street, 20th Floor
                            New York, New York 10005
                                 (212) 269-5550
                                       or
                         Call Toll Free: (800) 758-5378

FEES AND EXPENSES

      U. S. Bancorp has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. U. S. Bancorp will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      Neither U. S. Bancorp nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                          DESCRIPTION OF NEW SECURITIES

      DESCRIPTION OF NEW CAPITAL SECURITIES

      Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities pursuant to the Exchange Offer. The New Capital Securities will represent preferred undivided beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Capital Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the New Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

      The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $300,000,000 aggregate Liquidation Amount at any one time outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The New Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or liquidation of the Trust when the Trust does not have funds available to make such payments. See "--Description of New Guarantee."

DISTRIBUTIONS

      Distributions on the New Capital Securities will be cumulative, will accumulate from June 15, 1997, and will be payable at the annual rate of 8.27% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on June 15 and December 15 of each year (each a "Distribution Date"), commencing December 15, 1997, to the holders of the New Capital Securities as they appear in the register of the Trust on the relevant record dates. The record dates will be the June 1 or December 1, as the case may be, next preceding the relevant Distribution Date. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

      So long as no Debenture Event of Default (as defined below) has occurred and is continuing, U. S. Bancorp will have the right under the New Indenture to defer payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. As a consequence of any such deferral of interest payments by U. S. Bancorp, semi-annual Distributions on the New Capital Securities by the Trust will also be deferred during any such Extension Period. Distributions to which holders of the New

Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.27% thereof, compounded semi-annually from the relevant Distribution Date, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein includes any such additional Distributions.

      During any such Extension Period, U. S. Bancorp may not, and may not permit any subsidiary of U. S. Bancorp to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of U. S. Bancorp's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of U. S. Bancorp that rank pari passu with or junior in interest to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by U. S. Bancorp of the debt securities of any subsidiary of U. S. Bancorp if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of U. S. Bancorp, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan or the issuance of rights, stock, or other property thereunder or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) repurchases, redemptions or other acquisitions of common stock of U. S. Bancorp in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment and stock purchase plan, or in connection with the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to an Extension Period).

      Prior to the termination of any such Extension Period, U. S. Bancorp may further defer the payment of interest on the New Junior Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8.27% compounded semi-annually, to the extent permitted by applicable law), U.
S. Bancorp may elect to begin a new Extension Period. There is no limitation on the number of times that U. S. Bancorp may elect to begin an Extension Period. See "--Description of New Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      U. S. Bancorp believes that the likelihood of its exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures is remote.

      The revenue of the Trust available for distribution to holders of the New Capital Securities will be limited to payments under the New Junior Subordinated Debentures. If U. S. Bancorp does not make interest payments on the New Junior Subordinated Debentures, the Trust will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by U. S. Bancorp on a limited basis as set forth herein under "--Description of New Guarantee."

REDEMPTION

      Upon the repayment or redemption, in whole or in part, of the New Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the New Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the New Capital Securities, upon not less than 30 nor more than 60 days' prior notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such New Capital Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by U. S. Bancorp upon the concurrent redemption of the New Junior Subordinated Debentures. See "--Description of New Junior Subordinated Debentures--Redemption." If less than all of the New Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the New Capital Securities and the Common Securities. The amount of premium, if any, paid by U. S. Bancorp upon the redemption of all or any part of the New Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the New Capital Securities and the Common Securities.

      U. S. Bancorp will have the right to redeem the New Junior Subordinated Debentures prior to their Stated Maturity (i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and during the continuation of a Tax Event or Capital Treatment Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

      The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the Redemption Date, if redeemed during the 12-month period beginning December 15:

                                                                    Redemption
      Year                                                           Price

      2006.......................................................   104.1350%
      2007.......................................................   103.7215
      2008.......................................................   103.3080
      2009.......................................................   102.8945
      2010.......................................................   102.4810
      2011.......................................................   102.0675
      2012.......................................................   101.6540
      2013.......................................................   101.2405
      2014.......................................................   100.8270
      2015.......................................................   100.4135

and at 100% on or after December 15, 2016.

      The Redemption Price, in the case of a redemption prior to December 15, 2006, following a Tax Event or Capital Treatment Event as described under (ii) above, will equal for each New Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of New Junior Subordinated Debentures together with accumulated Distributions to but excluding the Redemption Date. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such New Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such New Junior Subordinated
Debentures on December 15, 2006, together with the present values of the scheduled payments of interest from the Redemption Date to December 15, 2006 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below).

      "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) 1.30% if such Redemption Date occurs on or before December 15, 1997 or (ii) 0.50% if such Redemption Date occurs after December 15, 1997.

      A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Debenture Trustee is closed for business.

      A "Capital Treatment Event" means the reasonable determination by U. S. Bancorp that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after December 24, 1996, there is more than an insubstantial risk that U. S. Bancorp will not be entitled to treat an amount equal to the Liquidation Amount of the New Capital Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to U. S. Bancorp.

      "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

      "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of the Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

      "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

      "Quotation Agent" means Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U. S. Government securities dealer in New York City (a "Primary Treasury Dealer"), U. S. Bancorp shall substitute therefor another Primary Treasury Dealer.

      "Reference  Treasury  Dealer" means (i) the  Quotation  Agent and (ii) any
other  Primary   Treasury  Dealer  selected  by  the  Debenture   Trustee  after
consultation with U. S. Bancorp.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

      "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after December 24, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by U. S. Bancorp on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by
U. S. Bancorp, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      Payment of Additional Sums. If a Tax Event described in clause (i) or (ii) of the definition of Tax Event above has occurred and is continuing and the Trust is the holder of all of the Junior Subordinated Debentures, U. S. Bancorp will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

      "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

RIGHT TO SHORTEN MATURITY

      If a Tax Event occurs which relates to the deductibility of interest payable by U. S. Bancorp on the Junior Subordinated Debentures, and if the opinion relating to such Tax Event and referred to in the definition of Tax Event above states that the risk of non-deductibility would be avoided if the maturity of the Junior Subordinated Debentures were shortened, U. S. Bancorp shall have the right to shorten the maturity of the Junior Subordinated Debentures by the amount stated in such opinion to be the minimum extent required in order to avoid such risk, but in no event may U. S. Bancorp shorten the maturity of the Junior Subordinated Debentures to a Stated Maturity earlier than June 24, 2016. In such event, the Capital Securities would be redeemed as of such earlier Stated Maturity of the Junior Subordinated Debentures. In addition, upon the exercise of the right to shorten the maturity of the Junior Subordinated Debentures, U. S. Bancorp will no longer have the right to redeem the Junior Subordinated Debentures prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of the Junior Subordinated Debentures.

REDEMPTION PROCEDURES

      New Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the New Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See "--Subordination of Common Securities."

      If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of New Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the New Capital Securities. See "--Book-Entry, Delivery and Form." With respect to New Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the New Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any New Capital Securities called for redemption shall be payable to the holders of such New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such New Capital Securities so called for redemption will cease, except the right of the holders of the New Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and the New Capital Securities will cease to be outstanding. If any date fixed for redemption of New Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of New Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by U. S. Bancorp pursuant to the New Guarantee as described under "--Description of New Guarantee," Distributions on New Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities laws), U. S. Bancorp or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      If less than all of the Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate or, if the Capital Securities are then held in book-entry form, in accordance with DTC's customary procedures, provided, in each case, that each holder of any Capital Securities has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless U. S. Bancorp defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Trust or U. S. Bancorp pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

      Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by U. S. Bancorp to pay amounts in respect of Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

      In the case of any Event of Default (as defined below) under the Trust Agreement resulting from a Debenture Event of Default, U. S. Bancorp as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to Capital Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "--Description of New Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of U. S. Bancorp as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

      The amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount in Junior Subordinated Debentures, subject to certain exceptions.

      Subject to U. S. Bancorp having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the holder(s) of all the outstanding Common Securities have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust.

      Pursuant to the Trust Agreement, the Trust will automatically terminate upon expiration of its term or, if earlier, will terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder(s) of all the outstanding Common Securities; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if U. S. Bancorp, as Depositor, has given written direction to the Property Trustee to terminate the Trust (subject to U. S. Bancorp having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve); (iii) redemption of all of the Trust Securities as described under "--Redemption"; and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

      If an early  termination  of the Trust  occurs as described in clause (i),
(ii) or (iv) above, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to the holders of the Trust Securities in exchange therefor a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as required by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by U. S. Bancorp to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have priority over the Common Securities.

      After the liquidation date is fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to the Capital Securities held by DTC or its nominee and (iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the trust registrar for cancellation, whereupon U.
S. Bancorp will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

      If U. S. Bancorp does not redeem the Junior Subordinated Debentures prior to maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

      There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for New Capital Securities if a termination and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that an investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to acquire the New Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

      Any one of the following events constitutes an "Event of Default" under the Trust Agreement with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) The occurrence of a Debenture Event of Default under the Indenture (see "--Description of New Junior Subordinated Debentures--Debenture Events of Default"); or

      (ii) Default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (iii) Default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (iv) Default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

      (v) The occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 60 days thereof.

      Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and U. S. Bancorp, as Depositor, unless such Event of Default has been cured or waived. U. S. Bancorp, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

      If a Debenture Event of Default has occurred and is continuing as a result of any failure by U. S. Bancorp to pay any amount in respect of Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon
Termination."

      The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

      The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If the Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of
Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

      Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or otherwise set forth in the Trust Agreement. The Trust may, at the request of the holder(s) of all the outstanding Common Securities, without the consent of holders of any Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Capital Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, U. S. Bancorp has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) U. S. Bancorp or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

      Except as provided below and under "--Removal of Issuer Trustees" and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

      The Trust Agreement may be amended from time to time by holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust
Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation and will be classified as a grantor trust at all times that any Trust Securities are outstanding and to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Capital Securities, and any amendments of the Trust Agreement will become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Property Trustee and holders of a majority in aggregate Liquidation Amount of the Common Securities with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Junior Subordinated Debentures are held by the Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that if a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action and such action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

      Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by U. S. Bancorp, the Issuer Trustees or any affiliate of U. S. Bancorp or the Issuer Trustees will, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK-ENTRY, DELIVERY AND FORM

      The New Capital Securities initially will be represented by one or more New Capital Securities in registered, global form (collectively, the "Global New Capital Securities") and, together with the Old Capital Securities in registered, global form, the "Global Capital Securities"). The Global New Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      The New Capital Securities will be issued in minimum blocks of at least 100 (representing a minimum of $100,000 aggregate Liquidation Amount) and the New Capital Securities must at all times be held in blocks of at least 100.

      Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

      DTC has advised U. S. Bancorp and the Trust that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised U. S. Bancorp and the Trust that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

      Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

      Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised U. S. Bancorp and the Trust that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, U. S. Bancorp or the Trust. Neither U. S. Bancorp or the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital
Securities, and U. S. Bancorp, the Trust, and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

      DTC has advised U. S. Bancorp and the Trust that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

      The information in this section concerning DTC and its book-entry system has been obtained from sources that U. S. Bancorp and the Trust believe to be reliable, but neither U. S. Bancorp nor the Trust takes responsibility for the accuracy thereof.

      A Global New Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global New Capital Security and the Trust thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) U. S. Bancorp in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing and Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global New Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global New Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

PAYMENT AND PAYING AGENTS

      Payments in respect of the New Capital Securities held in global form will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, with respect to the New

Capital Securities that are not held by DTC or its nominee, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the trust register. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrative Trustees. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company acceptable to the Administrative Trustees) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

      The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

      Registration of transfers of New Capital Securities will be effected without charge by or on behalf of the Trust, other than payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of New Capital Securities after they have been called for redemption.

TRUST EXPENSES

      Pursuant to the Expense Agreement, U. S. Bancorp, as holder of the Common Securities, has irrevocably and unconditionally agreed with the Trust that U. S. Bancorp will pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of Capital Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with termination of the Trust.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action or to construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

      For information concerning the relationships between The First National Bank of Chicago, the Property Trustee, and U. S. Bancorp, see "--Description of New Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

MISCELLANEOUS

      The Administrative Trustees and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of U. S. Bancorp for United States federal income tax purposes. In this connection, the holders of a majority in aggregate Liquidation Amount of the outstanding Common Securities and the Property Trustee are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the holders of a majority in aggregate Liquidation Amount of the outstanding Common Securities and the Property Trustee determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

      Holders of the Capital Securities have no preemptive or similar rights.

      The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

      DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

      The Old Junior Subordinated Debentures were issued under the Old Indenture. The New Junior Subordinated Debentures will be issued under the New Indenture, under which The First National Bank of Chicago is acting as Debenture Trustee. The New Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the New Junior Subordinated Debentures and the New Indenture does not purport to be complete, and where reference is made to particular provisions of the New Indenture, such provisions, including the definition of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the New Indenture and those terms made a part of the New Indenture by the Trust Indenture Act.

GENERAL

      Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by U. S. Bancorp for the Common Securities, in Old Junior Subordinated Debentures issued by U. S. Bancorp. Pursuant to the Exchange Offer, U. S. Bancorp will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures promptly after the Expiration Date.

      The New Junior Subordinated Debentures will bear interest at the annual rate of 8.27% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the June 1 or December 1 next preceding such Interest Payment Date (the "Regular Record Date"). It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.27% thereof, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The New Junior Subordinated Debentures will mature on December 15, 2026.

      The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to all Senior Debt of U. S. Bancorp. Because U. S. Bancorp is a bank holding company, its rights and the rights of its creditors to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary (including depositors in the case of bank subsidiaries), except to the extent that U. S. Bancorp may itself be a creditor with recognized claims against that subsidiary. There are also various legal limitations on the extent to which certain of U. S. Bancorp's subsidiaries may extend credit, pay dividends or otherwise supply funds to U. S. Bancorp or certain of its other subsidiaries. See "Certain Regulatory Considerations." Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of U. S. Bancorp's subsidiaries, and holders thereof should look only to the assets of U. S. Bancorp for payments on the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of
U. S. Bancorp, including Senior Debt, whether under any existing indenture or any other indenture that U. S. Bancorp may enter into in the future or otherwise. See "--Subordination."

      FORM, REGISTRATION AND TRANSFER. If the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities, such New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The New Junior Subordinated Debentures will be issuable and transferable only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The depositary arrangements for such New Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and matters, see "--Description of New Capital Securities--Book-Entry, Delivery and Form."

PAYMENT AND PAYING AGENTS

      Payment of principal of (and premium, if any) and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York, except that at the option of U. S. Bancorp payment of any interest may be made, except in the case of New Junior Subordinated Debentures represented by a global security, (i) by check mailed to the address of the person entitled thereto as such address appears in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on a New Junior Subordinated Debenture will be made to the person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. U. S. Bancorp may at any time designate additional paying agents or rescind the designation of any paying agent; however, U. S. Bancorp will at all times be required to maintain a paying agent in each place of payment for the New Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any paying agent, or then held by U. S. Bancorp in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of U. S. Bancorp, be repaid to U. S. Bancorp and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to U. S. Bancorp for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

      So long as no Debenture  Event of Default has occurred and is  continuing,
U. S. Bancorp has the right under the New Indenture at any time or from time to time during the term of the New Junior Subordinated Debentures to defer payment of interest on the New Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. At the end of such Extension Period, U. S. Bancorp must pay all interest then accrued and unpaid on the New Junior Subordinated Debentures (together with interest on such unpaid interest at the annual rate of 8.27%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will accrue and holders of New Junior Subordinated Debentures (or holders of Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any such Extension Period, U. S. Bancorp may not, and may not permit any subsidiary of U. S. Bancorp to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of U. S. Bancorp's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of U. S. Bancorp that rank pari passu with or junior in interest to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by U. S. Bancorp of the debt securities of any subsidiary of U. S. Bancorp if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of U. S. Bancorp, (b) any declaration of a dividend in connection with the implementation or amendment of a shareholders' rights plan or any successor thereto or the issuance of rights, stock or other property thereunder or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) repurchases, redemptions or other acquisitions of common stock of U. S. Bancorp in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment and stock purchase plan, or in connection with the issuance of common stock (or securities convertible or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to an Extension Period).

      Prior to the termination of any such Extension Period, U. S. Bancorp may further defer the payment of interest on the New Junior Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8.27%, compounded semi-annually, to the extent permitted by applicable law), U.
S. Bancorp may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. U. S. Bancorp must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earliest of
(i) the date interest on the New Junior Subordinated Debentures would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the New Capital Securities are then listed or quoted or to holders of the New Capital Securities of the record date for such Distributions and (iii) the date such Distributions would have been payable but for the election to begin such Extension Period, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of U. S. Bancorp's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that U. S. Bancorp may elect to begin an Extension Period.

REDEMPTION

      Subject to U. S. Bancorp having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of U. S. Bancorp (i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and continuation of a Tax Event or Capital Treatment Event (each as defined under "Risk Factors--Tax Event or Capital Treatment Event Redemption"), in either case at the redemption price (the "Redemption Price") described below. The proceeds of any such redemption will be used by the Trust to redeem the Capital Securities.

   The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above or, on or after December 15, 2006, under (ii) above, shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 15:

                                                               REDEMPTION
                  YEAR                                            PRICE
                  ----                                         ----------

                  2006......................................    104.1350%
                  2007......................................    103.7215
                  2008......................................    103.3080
                  2009......................................    102.8945
                  2010......................................    102.4810
                  2011......................................    102.0675
                  2012......................................    101.6540
                  2013......................................    101.2405
                  2014......................................    100.8270
                  2015......................................    100.4135

and at 100% on or after December 15, 2016.

      The Redemption Price for Junior Subordinated Debentures, in the case of a redemption prior to December 15, 2006 following a Tax Event or Capital Treatment Event, as described under (ii) above, will equal the Make-Whole Amount (as defined under "--Description of New Capital Securities--Redemption"), together with accrued interest to but excluding the date fixed for redemption.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date fixed for redemption to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless U. S. Bancorp defaults in payment of the redemption price, on and after such redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

ADDITIONAL SUMS

      U. S. Bancorp has covenanted in the New Indenture that, if and for so long as (i) the Trust is the holder of all New Junior Subordinated Debentures and
(ii) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, U. S. Bancorp will pay as additional sums on the New Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "--Description of New Capital Securities--Redemption."

      In the Expense Agreement, U. S. Bancorp, as the holder of the Common Securities, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization and operation of the Trust and the fees and expenses of the Issuer Trustees).

RIGHT TO SHORTEN MATURITY

      If a Tax Event occurs which relates to the deductibility of interest payable by U. S. Bancorp on the Junior Subordinated Debentures, and if the opinion relating to such Tax Event and referred to in the definition of Tax Event above states that the risk of non-deductibility would be avoided if the maturity of the Junior Subordinated Debentures were shortened, U. S. Bancorp shall have the right to shorten the maturity of the Junior Subordinated Debentures by the amount stated in such opinion to be the minimum extent required in order to avoid such risk, but in no event may U. S. Bancorp shorten the maturity of the Junior Subordinated Debentures to a Stated Maturity earlier than June 24, 2016. In such event, the Capital Securities would be redeemed as of such earlier Stated Maturity of the Junior Subordinated Debentures. In addition, upon the exercise of the right to shorten the maturity of the Junior Subordinated Debentures, U. S. Bancorp will no longer have the right to redeem the Junior Subordinated Debentures prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of the Junior Subordinated Debentures.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF U. S. BANCORP

      U. S. Bancorp will also covenant that it will not, and will not permit any subsidiary of U. S. Bancorp to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of U. S. Bancorp's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of U. S. Bancorp that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by U. S. Bancorp of the debt securities of any subsidiary of U. S. Bancorp if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of U. S. Bancorp, (b) any declaration of a dividend in connection with the implementation or amendment of a shareholders' rights plan or any successor thereto or the issuance of rights, stock or other property thereunder or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) repurchases, redemptions or other acquisitions of common stock of U. S. Bancorp in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment and stock purchase plan, or in connection with the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to an Extension Period) if at such time (i) there has occurred any event of which U. S. Bancorp has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" under the Indenture and (b) in respect of which U. S. Bancorp has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Trust, U. S. Bancorp is in default with respect to its payment of any obligations under the Guarantee or (iii) U. S. Bancorp has given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

      U. S. Bancorp has covenanted in the Indenture (i) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to U. S. Bancorp's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, other than (a) in connection with a distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, in either such case upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF INDENTURE

      From time to time U. S. Bancorp and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting U. S. Bancorp and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of the Junior Subordinated Debentures in any material respect; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, and provided further that, so long as Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Capital Securities affected unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities.

DEBENTURE EVENTS OF DEFAULT

      The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Junior Subordinated Debentures:

      (i) Failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

      (ii) Failure to pay any principal or premium, if any, on the Junior Subordinated Debentures when due whether at maturity or upon redemption; or

      (iii) Failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to
      U. S. Bancorp from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Old Junior Subordinated Debentures or New Junior Subordinated Debentures, as applicable; or

      (iv) Certain events in bankruptcy, insolvency or reorganization of U. S. Bancorp.

      The holders of at least a majority in aggregate outstanding principal amount of the Old Junior Subordinated Debentures or New Junior Subordinated Debentures, as applicable, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, may declare the principal due and payable immediately upon a Debenture Event of Default, and, if the Debenture Trustee or such holders of the Old Junior Subordinated Debentures or the New

Junior Subordinated Debentures, as applicable, fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Old Capital Securities or the New Capital Securities, as applicable, will have such right. The holders of at least a majority in aggregate outstanding principal amount of the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. If the holders of the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Old Capital Securities or New Capital Securities, as applicable, will have such right.

      The holders of at least a majority in aggregate outstanding principal amount of the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, may, on behalf of the holders of all the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Old Junior Subordinated Debenture or New Junior Subordinated Debenture, as applicable. If the holders of the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Old Capital Securities or the New Capital Securities, as applicable, will have such right. U. S. Bancorp is required to file annually with the Debenture Trustee certificates as to whether or not U. S. Bancorp is in compliance with all the conditions and covenants applicable to it under the Indenture.

      If a Debenture Event of Default has occurred and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable, and any other applicable amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures, as applicable.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES

      If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of U. S. Bancorp to pay any amounts payable in respect of the New Junior Subordinated Debentures on the date such amounts are otherwise payable, a holder of New Capital Securities may institute a legal proceeding directly against U. S. Bancorp for enforcement of payment to such holder of an amount equal to the amount payable in respect of such New Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities held by such holder (a "Direct Action"). U. S. Bancorp may not amend the New Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities outstanding. U. S. Bancorp will have the right under the New Indenture to set off any payment made to such holder of New Capital Securities by U. S. Bancorp in connection with a Direct Action.

      The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures. See "--Description of New Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

      The Indenture provides that U. S. Bancorp shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into U. S. Bancorp or convey, transfer or lease its properties and assets substantially as an entirety to U. S. Bancorp, unless (i) in case U. S. Bancorp consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes U. S. Bancorp's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met. It is anticipated that FBS will become the successor to U. S. Bancorp pursuant to the Indenture, the Trust Agreement, the Guarantee and the Expense Agreement pursuant to the foregoing provisions in the event that the contemplated merger of U. S. Bancorp with and into FBS is consummated. See "U. S. Bancorp."

      The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving U. S. Bancorp that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

      The New Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and U. S. Bancorp deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest and Additional Sums to the date of the deposit or to the Stated Maturity, as the case may be, then the New Indenture will cease to be of further effect (except as to U. S. Bancorp's obligations to pay all other sums due pursuant to the New Indenture and to provide the officers' certificates and opinions of counsel described therein), and U. S. Bancorp will be deemed to have satisfied and discharged the New Indenture.

SUBORDINATION

      In the Indenture, U. S. Bancorp has covenanted and agreed that the Junior Subordinated Debentures issued thereunder will rank subordinate and junior in right of payment to all Senior Debt of U. S. Bancorp to the extent provided in the Indenture. Upon any payment or distribution of assets of U. S. Bancorp to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of U. S. Bancorp, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or the Property Trustee, on behalf of the holders of Trust Securities, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt will not be entitled to receive payment of any such amount to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of U. S. Bancorp's business.

      In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of U. S. Bancorp's business.

      No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Senior Debt" means (i) Senior Indebtedness (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and
(ii) the Allocable Amounts of Senior Subordinated Indebtedness.

      "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (i) every obligation of U. S. Bancorp for money borrowed (including any deferred obligation for the payment of the purchase price of property and assets and obligations arising from guarantees by U. S. Bancorp of the indebtedness of others), (ii) obligations of, or any such obligation guaranteed by, U. S. Bancorp as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction to which U. S. Bancorp is a party, (iii) obligations of U.
S. Bancorp under letters of credit, and (iv) any indebtedness of U. S. Bancorp under or other obligations of U. S. Bancorp to make payment pursuant to the terms of commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements, whether incurred on or prior to the date of the Indenture or thereafter incurred, other than any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness, provided that Senior Indebtedness does not include Senior Subordinated Indebtedness or the Junior Subordinated Debentures.

      "Senior Subordinated Indebtedness" means any obligation of U. S. Bancorp to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding provides that it is subordinate and junior in right of payment to Senior Indebtedness. Senior Subordinated Indebtedness includes U. S. Bancorp's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Junior Subordinated Debentures or any subordinated debt securities issued in the future with subordination terms substantially similar to the Junior Subordinated Debentures.

      "Allocable Amounts," when used with respect to any Senior Subordinated Indebtedness, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Indebtedness in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Subordinated Indebtedness from U. S. Bancorp or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Indebtedness) but for the fact that such Senior Subordinated

Indebtedness is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

      The Indenture places no limitation on the amount of Senior Debt that may be incurred by U. S. Bancorp. U. S. Bancorp expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

GOVERNING LAW

      The New Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      Following the Exchange Offer and the qualification of the New Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the New Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

      The Debenture Trustee presently serves as trustee with respect to the Old Junior Subordinated Debentures, as well as Floating Rate Notes due November 15, 2006, issued by U. S. Bancorp pursuant to an indenture dated November 19, 1996 and related Floating Rate Putable Asset Trust Securities due November 15, 1999 issued pursuant to a Trust Agreement dated as of November 14, 1996, between U.
S. Bancorp and The First National Bank of Chicago, as trustee. The Debenture Trustee also serves as issuing and paying agent for bank notes issued by national banking subsidiaries of U. S. Bancorp and may serve from time to time as trustee or paying agent under other indentures, trust agreements or issuing and paying agency agreements with U. S. Bancorp or its subsidiaries relating to other issues of their securities. U. S. Bancorp and its subsidiaries maintain deposit accounts and conduct other banking transactions with the Debenture Trustee in the ordinary course of business.

      DESCRIPTION OF NEW GUARANTEE

      The Old Guarantee was executed and delivered by U. S. Bancorp concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the New Guarantee will be issued by U. S. Bancorp for the benefit of the holders from time to time of the New Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act.

GENERAL

      U. S. Bancorp will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the New Capital

Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to New Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. U. S. Bancorp's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by U. S. Bancorp to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

      The New Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the New Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

      If U. S. Bancorp does not make interest payments on the New Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the New Capital Securities and will not have funds available therefor and, in such event, holders of the New Capital Securities would not be able to rely upon the New Guarantee for payment of such amounts. Instead, if any Debenture Event of Default under the New Indenture has occurred and is continuing, then a holder of New Capital Securities may institute a Direct Action against U. S. Bancorp pursuant to the terms of the New Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such New Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities of such holder. In connection with such Direct Action, U. S. Bancorp will have a right of set-off under the New Indenture to the extent of any payment made by U.
S. Bancorp to such holder of New Capital Securities in the Direct Action. Except as described herein, holders of New Capital Securities will not be able to exercise directly any other remedy available to the holders of the New Junior Subordinated Debentures or assert directly any other rights in respect of the New Junior Subordinated Debentures.

      The New Guarantee will rank subordinate and junior in right of payment to all Senior Debt of U. S. Bancorp. See "--Status of New Guarantee." Because U. S. Bancorp is a holding company, its rights and the rights of its creditors to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary (including depositors in the case of bank subsidiaries), except to the extent that U. S. Bancorp may itself be a creditor with recognized claims against that subsidiary. There are also various legal limitations on the extent to which certain of U. S. Bancorp's subsidiaries may extend credit, pay dividends or otherwise supply funds to U. S. Bancorp or certain of its subsidiaries. See "Certain Regulatory Considerations." Accordingly, U. S. Bancorp's obligations under the New Guarantee will be effectively subordinated and junior to all existing and future liabilities of U.
S. Bancorp's subsidiaries, and claimants under the New Guarantee should look only to the assets of U. S. Bancorp for payments thereunder. The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of
U. S. Bancorp, including Senior Debt, whether under any other existing indenture or any other indenture that U. S. Bancorp may enter into in the future or otherwise. U. S. Bancorp expects from time to time to incur additional indebtedness constituting Senior Debt.

      U. S. Bancorp will, through the New Guarantee, the Trust Agreement, the New Junior Subordinated Debentures, the New Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital

Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee, and the Expense Agreement."

STATUS OF NEW GUARANTEE

      The New Guarantee will constitute an unsecured obligation of U. S. Bancorp and will rank subordinate and junior in right of payment to all Senior Debt of
U. S. Bancorp in the same manner as the New Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of U. S. Bancorp, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities of U. S. Bancorp.

      The New Guarantee will rank pari passu with the Old Guarantee. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against U. S. Bancorp to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities or the New Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes which do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the New Guarantee will bind the successors, assigns, receivers, trustees and representatives of U. S. Bancorp and will inure to the benefit of the holders of the New Capital Securities then outstanding.

EVENTS OF DEFAULT

      An event of default under the New Guarantee will occur upon the failure of
U. S.  Bancorp to  perform  any of its  payment  obligations  thereunder,  or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the New Guarantee.

      Any registered holder of the New Capital Securities may institute a legal proceeding directly against U. S. Bancorp to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      U. S. Bancorp, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not U. S. Bancorp is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

TERMINATION OF THE NEW GUARANTEE

      The New Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the New Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities in exchange therefor. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under such New Capital Securities or the New Guarantee.

GOVERNING LAW

      The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee, other than during the occurrence and continuance of a default by U. S. Bancorp in performance of the New Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

      For information concerning the relationship between The First National Bank of Chicago, the Guarantee Trustee, and U. S. Bancorp, see "--Description of New Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

THE EXPENSE AGREEMENT

      Pursuant to an Agreement as to Expenses and Liabilities entered into by U.
S. Bancorp under the Trust Agreement (the "Expense Agreement"), U. S. Bancorp will, as holder of the Common Securities, irrevocably and unconditionally guarantee to each Person to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of the Trust Securities of the amounts due such holders pursuant to the terms of the Trust Securities. The Expense Agreement will be enforceable by third parties, will constitute an unsecured obligation of U. S. Bancorp and will rank subordinate and junior in right of payment to all Senior Debt of U. S. Bancorp in the same manner as the Guarantee and the Junior Subordinated Debentures.

                          DESCRIPTION OF OLD SECURITIES

      The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain certain restrictions on transfer applicable to Old Capital Securities, and (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon, in each case in connection with the Exchange Offer. With respect to clause (iii) above, in the event that a registration statement relating to an exchange offer had not been filed and declared effective by specified dates, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities was not declared effective by a specified date, then interest would have accrued (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions would have accumulated (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required exchange offer was consummated or any required Shelf Registration Statement became effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions or any further registration rights, except under limited circumstances. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

          RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE NEW JUNIOR
                   SUBORDINATED DEBENTURES, THE NEW GUARANTEE
                            AND THE EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

      Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) will be irrevocably guaranteed by U. S. Bancorp as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, U. S. Bancorp's obligations under the New Junior Subordinated Debentures, the New Indenture, the Trust Agreement, the Expense Agreement, and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that
U. S. Bancorp does not make payment on the New Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the New Capital Securities. The New Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action.

      The obligations of U. S. Bancorp under the New Guarantee will be subordinate and junior in right of payment to all Senior Debt of U. S. Bancorp.

SUFFICIENCY OF PAYMENTS

      As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the New Capital Securities, primarily because (i) the aggregate principal amount of the New Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the New Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) U. S. Bancorp will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

      Notwithstanding anything to the contrary in the New Indenture, U. S. Bancorp has the right to set-off any payment it is otherwise required to make thereunder against and to the extent U. S. Bancorp has theretofore made, or is concurrently on the date of such payment making, a payment under the New Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

      A holder of any New Capital Security may institute a legal proceeding directly against U. S. Bancorp to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

      A default or event of default under any Senior Debt of U. S. Bancorp would not constitute a default or Event of Default in respect of the New Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Debt of U. S. Bancorp, the subordination provisions of the New Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

      The New Capital Securities will represent undivided beneficial ownership interests in the Trust. The Trust exists for the sole purpose of issuing and selling the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture will be entitled to receive from U. S. Bancorp the principal amount of and interest accrued on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or from U. S. Bancorp under the New Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

      Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, other than any such termination, winding-up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law and subject to the Expense Agreement, the holders of the Trust Securities will be entitled to receive, out of the assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of U.
S. Bancorp, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of U. S. Bancorp, subordinated in right of payment to all Senior Debt as set forth in the New Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of U. S. Bancorp receive payments or distributions. Since U. S. Bancorp will be the guarantor under the New Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities) under the Expense Agreement, the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to other creditors and to shareholders of U. S. Bancorp in the event of liquidation or bankruptcy of U. S. Bancorp are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquired the Old Capital Securities upon initial issuance at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

      The statements of law or legal conclusion set forth in this summary constitute the opinion of Miller, Nash, Wiener, Hager & Carlsen LLP, counsel to
U. S. Bancorp and the Trust ("Tax Counsel"). This summary is based upon the Internal Revenue Code (the "Code"), Treasury Regulations, rulings of the Internal Revenue Service (the "IRS") and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect U. S. Bancorp's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit U. S. Bancorp to cause a redemption of the Capital Securities. See "--Proposed Tax Legislation." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

EXCHANGE OF CAPITAL SECURITIES

      The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for United States federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

      In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Old Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of U.
S. Bancorp. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

      In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Old Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner of Capital Securities (a "Securityholder") generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or original issue discount accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

      Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). U. S. Bancorp believes that the likelihood of its exercising its option to defer interest payments is remote. Accordingly, U. S. Bancorp intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures.

      Under the Regulations, if U. S. Bancorp exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as Junior Subordinated Debentures remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though U. S. Bancorp would not make any actual cash payments during an Extension Period.

      The  Regulations   have  not  been  addressed  in  any  rulings  or  other
interpretations by the IRS and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

      Because income on the Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

      Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH TO HOLDERS OF CAPITAL SECURITIES

      Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Termination" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Trust would be a taxable event to the Trust and each Securityholder, and the Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust. A Securityholder will include interest in income in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

      Under certain circumstances described herein (see "Description of New Securities--Description of New Junior Subordinated Debentures--Redemption"), the Junior Subordinated Debentures may be redeemed by U. S. Bancorp for cash and the proceeds of such redemption distributed by the Trust to holders in redemption of their Capital Securities. Under current law, such redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales or Redemption of Capital Securities."

SALES OR REDEMPTION OF CAPITAL SECURITIES

      A Securityholder that sells (including a redemption for cash) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that U. S. Bancorp does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Capital Securities are not considered issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of U. S. Bancorp's deferral of any interest payment or otherwise, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

      If U. S. Bancorp exercises its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of Capital Securities between record dates for payments of Distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition as OID and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

      The amount of interest income paid or accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

      Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

      Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

      It is anticipated that income on the Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.





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



PROPOSED TAX LEGISLATION

      On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations had a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation has not yet been introduced by any member of the 105th Congress. If other legislation is enacted by Congress and if it gives rise to a Tax Event, the Trust would be permitted to cause a redemption of the Trust Securities by electing to redeem the Junior Subordinated Debentures. See "Description of New Securities--Description of New Capital Securities--Redemption" and "--Description of New Junior Subordinated Debentures--Redemption."

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

      U. S. Bancorp, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which U. S. Bancorp, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 95-23 (an exemption for certain transactions determined by an in-house manager). In addition, as described below, a Plan fiduciary considering the acquisition of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the acquisition of New Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the New Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

      Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New





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



Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of New Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

      The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.

                              PLAN OF DISTRIBUTION

      Each  broker-dealer  that  receives  New  Capital  Securities  for its own account in  connection  with the Exchange  Offer must  acknowledge  that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. U. S. Bancorp and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify U. S. Bancorp or the Trust, or cause U. S. Bancorp or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "The Exchange Offer--Exchange Agent and Information Agent." See "The Exchange Offer--Resales of New Capital Securities."

      U. S. Bancorp or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

      Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                           VALIDITY OF NEW SECURITIES

       The  validity  of the  New  Guarantee  and the  New  Junior  Subordinated
Debentures have been passed upon for U. S. Bancorp by Miller, Nash, Wiener, Hager & Carlsen LLP, Portland, Oregon. Certain matters relating to United States federal income tax considerations described in this Prospectus have been passed upon for U. S. Bancorp and the Trust by Miller, Nash, Wiener, Hager & Carlsen LLP. Certain matters of Delaware law relating to the validity of the New Capital Securities have been passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to U. S. Bancorp and the Trust.

                                    EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from U. S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which has been incorporated herein by reference. The consolidated financial statements give retroactive effect to the 1995 merger of U. S. Bancorp and subsidiaries and West One Bancorp and subsidiaries, which has been accounted for as a pooling of interests. The consolidated statements of income, shareholders' equity, and cash flows of West One Bancorp and subsidiaries for the year ended December 31, 1994 (not presented separately in U. S. Bancorp's Annual Report on Form 10-K for the year ended
December 31, 1996) were audited by Coopers & Lybrand L.L.P., independent auditors, as stated in its report, which report has been incorporated herein by reference from U. S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996. Such reports have been incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.





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